Exhibit 99.1

Equinix Reports Third Quarter 2011 Results

  Reported revenues of $417.6 million, a 6% increase over the previous quarter and a 26% increase over the same quarter last year
  Reported adjusted EBITDA of $191.6 million, a 6% increase over the previous quarter and a 31% increase over the same quarter last year
  Increased 2011 annual revenue guidance to greater than $1,600.0 million and increased 2011 adjusted EBITDA guidance to greater than $730.0 million
  Announced initial guidance for 2012 including annual revenues to be greater than $1,870.0 million, adjusted EBITDA to be greater than $850.0 million and total capital expenditures to be in the range of $700.0 to 800.0 million

REDWOOD CITY, Calif.--(BUSINESS WIRE)--October 26, 2011--Equinix, Inc. (Nasdaq:EQIX), a provider of global data center services, today reported quarterly results for the quarter ended September 30, 2011. This quarter included the first full quarterly results from the acquisition of an indirect, controlling equity interest in ALOG Data Centers do Brasil S.A. from April 25, 2011, which is referred to as the ALOG acquisition.

Revenues were $417.6 million for the third quarter, a 6% increase over the previous quarter and a 26% increase over the same quarter last year. This result included $17.9 million in revenues from ALOG for the quarter. Recurring revenues, consisting primarily of colocation, interconnection and managed services were $397.4 million for the third quarter, a 6% increase over the previous quarter and a 26% increase over the same quarter last year. Non-recurring revenues were $20.2 million in the quarter.

“Equinix achieved strong results in all three regions and we are on target to surpass our 2011 financial objectives,” said Steve Smith, president and CEO of Equinix. “We plan to make additional investments in Platform Equinix so that we may continue to deliver value to our customers around the globe. Our goal is to generate over $3 billion in annual revenues in 2015, while creating significant returns for our shareholders from these investments.”

Cost of revenues were $228.2 million for the third quarter, a 6% increase over the previous quarter and a 23% increase over the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $83.6 million, were $144.6 million for the third quarter, a 5% increase from the previous quarter and a 24% increase over the same quarter last year. Cash gross margins, defined as gross profit before depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 65%, unchanged from the previous quarter and the same quarter last year.

Selling, general and administrative expenses were $109.0 million for the third quarter, a 6% increase over the previous quarter and a 21% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $27.6 million, were $81.4 million for the third quarter, a 7% increase over the previous quarter and a 21% increase over the same quarter last year.

Interest expense was $51.1 million for the third quarter, a 36% increase from the previous quarter and a 33% increase over the same quarter last year, primarily attributed to the $750.0 million 7.00% senior notes offering in July 2011. The Company recorded income tax expense of $5.3 million for the third quarter as compared to income tax expense of $8.1 million in the prior quarter and income tax expense of $4.6 million in the same quarter last year.

Net income attributable to Equinix for the third quarter was $20.3 million. This represents a basic net income per share attributable to Equinix of $0.21 and a diluted net income per share attributable to Equinix of $0.20 based on a weighted average share count of 47.2 million and 47.9 million, respectively, for the third quarter of 2011.

Adjusted EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges and acquisition costs for the third quarter, was $191.6 million, an increase of 6% over the previous quarter and a 31% increase over the same quarter last year.

Capital expenditures, defined as gross capital expenditures less the net change in accrued property, plant and equipment in the third quarter, were $131.5 million, of which $104.9 million was attributed to expansion capital expenditures and $26.6 million was attributed to ongoing capital expenditures.

The Company generated cash from operating activities of $141.9 million for the third quarter as compared to $140.3 million in the previous quarter and $113.3 million for the same quarter last year. Cash used in investing activities was $808.7 million in the third quarter as compared to cash used in investing activities of $209.7 million in the previous quarter and cash used in investing activities of $259.5 million for the same quarter last year. Cash provided by financing activities was $744.1 million for the third quarter, which was primarily related to the net proceeds from the $750.0 million 7.00% senior notes offering, the proceeds from employee equity awards and draw downs of certain loans payable.

As of September 30, 2011, the Company’s cash, cash equivalents and investments were $1.2 billion, as compared to $423.1 million as of June 30, 2011.

Company Metrics and Q3 Results Presentation

  A presentation to accompany Equinix’s Q3 Results conference call, as well as the Company’s Non-Financial Metrics tracking sheet, have been posted on the Investors section of Equinix’s web site at www.equinix.com/investors

Business Outlook

For the full year of 2011, total revenues are expected to be greater than $1,600.0 million. Total year cash gross margins are expected to range between 65% and 66%. Cash selling, general and administrative expenses are expected to approximate $320.0 million. Adjusted EBITDA for the year is expected to be greater than $730.0 million. Capital expenditures for 2011 are expected to be in the range of $645.0 to $665.0 million, comprised of approximately $115.0 million of ongoing capital expenditures and $530.0 to $550.0 million for expansion capital expenditures.

For the full year of 2012, total revenues are expected to be greater than $1,870.0 million. Adjusted EBITDA for the year is expected to be greater than $850.0 million. Capital expenditures for 2012 are expected to be in the range of $700.0 to $800.0 million, comprised of approximately $120.0 million of ongoing capital expenditures and $580.0 to $680.0 million for expansion capital expenditures.

The Company will discuss its results and guidance on its quarterly conference call on Wednesday, October 26, 2011, at 5:30 p.m. ET (2:30 p.m. PT). A presentation to accompany the call will be available on the Company’s website at www.equinix.com/investors. To hear the conference call live, please dial 210-234-8004 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will also be available at www.equinix.com/investors.

A replay of the call will be available beginning on Wednesday, October 26, 2011, at 7:30 p.m. (ET) through November 26, 2011, by dialing 203-369-1814 (domestic and international) and reference the passcode (2011). In addition, the webcast will be available on the company's web site at www.equinix.com/investors over the same time period. No password is required for the replay or the webcast.

About Equinix

Equinix, Inc. (Nasdaq:EQIX) connects businesses with partners and customers around the world through a global platform of high performance data centers, containing dynamic ecosystems and the broadest choice of networks. Platform Equinix connects more than 4,000 enterprises, cloud, digital content and financial companies including more than 680 network service providers to help them grow their businesses, improve application performance and protect their vital digital assets. Equinix operates in 38 strategic markets across the Americas, EMEA and Asia-Pacific and continually invests in expanding its platform to power customer growth. http://www.equinix.com

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges and acquisition costs. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes stock-based compensation expense as it primarily represents expense attributed to equity awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges or severance charges related to the Switch and Data acquisition. Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Recurring revenues	$397,351	$376,528	$314,727	$1,117,788	$834,080
Non-recurring revenues	20,250	18,372	15,620	57,742	41,010
Revenues	417,601	394,900	330,347	1,175,530	875,090

Cost of revenues	228,153	215,572	185,476	638,301	481,108
Gross profit	189,448	179,328	144,871	537,229	393,982

Operating expenses:
Sales and marketing	43,070	37,063	31,205	113,769	79,586
General and administrative	65,976	65,681	58,640	194,258	155,961
Restructuring charges	1,587	103	1,886	2,186	6,243
Acquisition costs	699	1,615	1,114	2,729	11,957
Total operating expenses	111,332	104,462	92,845	312,942	253,747

Income from operations	78,116	74,866	52,026	224,287	140,235

Interest and other income (expense):
Interest income	679	632	310	1,526	1,307
Interest expense	(51,114)	(37,677)	(38,363)	(126,152)	(101,653)
Other-than-temporary impairment recovery on investments	-	-	206	-	3,626
Loss on debt extinguishment and interest rate swaps, net	-	-	-	-	(4,831)
Other income (expense)	(1,694)	1,021	1,654	1,438	193
Total interest and other, net	(52,129)	(36,024)	(36,193)	(123,188)	(101,358)

Income before income taxes	25,987	38,842	15,833	101,099	38,877

Income tax expense	(5,348)	(8,109)	(4,637)	(24,582)	(15,756)

Net income	20,639	30,733	11,196	76,517	23,121

Net income attributable to redeemable non-controlling interests	(320)	(3)	-	(323)	-

Net income attributable to Equinix	$20,319	$30,730	$11,196	$76,194	$23,121

Net income per share attributable to Equinix:

Basic net income per share (1)	$0.21	$0.65	$0.24	$1.40	$0.54

Diluted net income per share (1)	$0.20	$0.64	$0.24	$1.37	$0.53

Shares used in computing basic net income per share	47,202	46,924	45,745	46,861	42,961

Shares used in computing diluted net income per share	47,943	50,664	46,676	47,694	44,040

(1)	The net income attributable to Equinix used in the computation of basic and diluted net income per share attributable to Equinix is presented below:

Net income	$20,639	$30,733	$11,196	$76,517	$23,121
Adjustments attributable to redeemable non-controlling interests:	(10,959)	-	-	(10,962)	-
Net income attributable to Equinix, basic	9,680	30,733	11,196	65,555	23,121
Interest on convertible debt	-	1,746	-	-	-
Net income attributable to Equinix, diluted	$9,680	$32,479	$11,196	$65,555	$23,121

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended			Nine Months Ended
		September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Recurring revenues		$397,351	$376,528	$314,727	$1,117,788	$834,080
Non-recurring revenues		20,250	18,372	15,620	57,742	41,010
	Revenues (1)	417,601	394,900	330,347	1,175,530	875,090

Cash cost of revenues (2)		144,560	137,558	116,602	404,749	305,578
	Cash gross profit (3)	273,041	257,342	213,745	770,781	569,512

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	34,504	29,261	24,171	90,869	61,514
	Cash general and administrative expenses (6)	46,909	46,753	43,113	139,680	112,110
	Total cash operating expenses (7)	81,413	76,014	67,284	230,549	173,624

Adjusted EBITDA (8)		$191,628	$181,328	$146,461	$540,232	$395,888

Cash gross margins (9)		65%	65%	65%	66%	65%

Adjusted EBITDA margins (10)		46%	46%	44%	46%	45%

Adjusted EBITDA flow-through rate (11)		45%	44%	42%	55%	41%

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$193,317	$187,840	$164,653	$557,353	432,154
	Interconnection	49,432	48,164	42,102	143,518	100,938
	Managed infrastructure	15,966	8,706	821	25,439	2,106
	Rental	550	489	520	1,543	1,109
	Recurring revenues	259,265	245,199	208,096	727,853	536,307
	Non-recurring revenues	9,589	8,690	7,229	27,417	19,220
	Revenues	268,854	253,889	215,325	755,270	555,527

	EMEA Revenues:

	Colocation	77,709	74,645	60,970	220,554	171,310
	Interconnection	3,446	3,203	2,305	9,461	6,254
	Managed infrastructure	3,691	3,481	2,734	10,370	8,238
	Rental	262	177	270	557	586
	Recurring revenues	85,108	81,506	66,279	240,942	186,388
	Non-recurring revenues	7,216	7,105	6,515	22,032	16,654
	Revenues	92,324	88,611	72,794	262,974	203,042

	Asia-Pacific Revenues:

	Colocation	41,874	39,101	31,672	117,314	87,510
	Interconnection	6,378	5,818	4,430	17,537	11,819
	Managed infrastructure	4,726	4,904	4,250	14,142	12,056
	Recurring revenues	52,978	49,823	40,352	148,993	111,385
	Non-recurring revenues	3,445	2,577	1,876	8,293	5,136
	Revenues	56,423	52,400	42,228	157,286	116,521

	Worldwide Revenues:

	Colocation	312,900	301,586	257,295	895,221	690,974
	Interconnection	59,256	57,185	48,837	170,516	119,011
	Managed infrastructure	24,383	17,091	7,805	49,951	22,400
	Rental	812	666	790	2,100	1,695
	Recurring revenues	397,351	376,528	314,727	1,117,788	834,080
	Non-recurring revenues	20,250	18,372	15,620	57,742	41,010
	Revenues	$417,601	$394,900	$330,347	$1,175,530	$875,090

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$228,153	$215,572	$185,476	$638,301	$481,108
	Depreciation, amortization and accretion expense	(82,020)	(76,515)	(67,255)	(229,135)	(170,573)
	Stock-based compensation expense	(1,573)	(1,499)	(1,619)	(4,417)	(4,957)
	Cash cost of revenues	$144,560	$137,558	$116,602	$404,749	$305,578

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$86,503	$81,886	$71,879	$238,599	$177,247
	EMEA cash cost of revenues	36,930	36,217	29,373	107,638	86,969
	Asia-Pacific cash cost of revenues	21,127	19,455	15,350	58,512	41,362
	Cash cost of revenues	$144,560	$137,558	$116,602	$404,749	$305,578

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation, restructuring charges and acquisition costs. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$43,070	$37,063	$31,205	$113,769	$79,586
	Depreciation and amortization expense	(4,413)	(4,192)	(3,407)	(12,271)	(7,756)
	Stock-based compensation expense	(4,153)	(3,610)	(3,627)	(10,629)	(10,316)
	Cash sales and marketing expenses	$34,504	$29,261	$24,171	$90,869	$61,514

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$65,976	$65,681	$58,640	$194,258	$155,961
	Depreciation and amortization expense	(5,586)	(5,719)	(3,823)	(16,564)	(9,104)
	Stock-based compensation expense	(13,481)	(13,209)	(11,704)	(38,014)	(34,747)
	Cash general and administrative expenses	$46,909	$46,753	$43,113	$139,680	$112,110

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$34,504	$29,261	$24,171	$90,869	$61,514
	Cash general and administrative expenses	46,909	46,753	43,113	139,680	112,110
	Cash SG&A	$81,413	$76,014	$67,284	$230,549	$173,624

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	Americas cash SG&A	$54,838	$49,499	$45,499	$153,149	$117,085
	EMEA cash SG&A	17,427	17,545	14,365	51,908	38,122
	Asia-Pacific cash SG&A	9,148	8,970	7,420	25,492	18,417
	Cash SG&A	$81,413	$76,014	$67,284	$230,549	$173,624

(8)	We define adjusted EBITDA as income from operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and acquisition costs as presented below:

	Income from operations	$78,116	$74,866	$52,026	$224,287	$140,235
	Depreciation, amortization and accretion expense	92,019	86,426	74,485	257,970	187,433
	Stock-based compensation expense	19,207	18,318	16,950	53,060	50,020
	Restructuring charges	1,587	103	1,886	2,186	6,243
	Acquisition costs	699	1,615	1,114	2,729	11,957
	Adjusted EBITDA	$191,628	$181,328	$146,461	$540,232	$395,888

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from operations	$51,659	$49,072	$31,921	$148,050	$84,051
	Americas depreciation, amortization and accretion expense	58,414	57,246	51,108	169,142	122,363
	Americas stock-based compensation expense	15,176	14,527	12,683	41,545	37,346
	Americas restructuring charges	1,587	103	1,886	2,186	6,243
	Americas acquisition costs	677	1,556	349	2,599	11,192
	Americas adjusted EBITDA	127,513	122,504	97,947	363,522	261,195

	EMEA income from operations	16,305	14,178	10,258	41,954	26,251
	EMEA depreciation, amortization and accretion expense	19,354	18,512	15,531	54,710	43,752
	EMEA stock-based compensation expense	2,308	2,147	2,502	6,750	7,183
	EMEA acquisition costs	-	12	765	14	765
	EMEA adjusted EBITDA	37,967	34,849	29,056	103,428	77,951

	Asia-Pacific income from operations	10,152	11,616	9,847	34,283	29,933
	Asia-Pacific depreciation, amortization and accretion expense	14,251	10,668	7,846	34,118	21,318
	Asia-Pacific stock-based compensation expense	1,723	1,644	1,765	4,765	5,491
	Asia-Pacific acquisition costs	22	47	-	116	-
	Asia-Pacific adjusted EBITDA	26,148	23,975	19,458	73,282	56,742

	Adjusted EBITDA	$191,628	$181,328	$146,461	$540,232	$395,888

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	68%	68%	67%	68%	68%

	EMEA cash gross margins	60%	59%	60%	59%	57%

	Asia-Pacific cash gross margins	63%	63%	64%	63%	65%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	47%	48%	45%	48%	47%

	EMEA adjusted EBITDA margins	41%	39%	40%	39%	38%

	Asia-Pacific adjusted EBITDA margins	46%	46%	46%	47%	49%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$191,628	$181,328	$146,461	$540,232	$395,888
	Less adjusted EBITDA - prior period	(181,328)	(167,276)	(132,155)	(427,563)	(317,230)
	Adjusted EBITDA growth	$10,300	$14,052	$14,306	$112,669	$78,658

	Revenues - current period	$417,601	$394,900	$330,347	$1,175,530	$875,090
	Less revenues - prior period	(394,900)	(363,029)	(296,094)	(971,685)	(683,278)
	Revenue growth	$22,701	$31,871	$34,253	$203,845	$191,812

	Adjusted EBITDA flow-through rate	45%	44%	42%	55%	41%

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	September 30, 2011	December 31, 2010

Cash and cash equivalents	$370,523	$442,841
Short-term investments	700,246	147,192
Accounts receivable, net	144,185	116,358
Other current assets	115,344	71,657
Total current assets	1,330,298	778,048
Long-term investments	99,419	2,806
Property, plant and equipment, net	3,122,094	2,650,953
Goodwill	867,280	774,365
Intangible assets, net	153,505	150,945
Other assets	158,091	90,892
Total assets	$5,730,687	$4,448,009

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$181,093	$145,854
Accrued property and equipment	90,181	91,667
Current portion of capital lease and other financing obligations	11,367	7,988
Current portion of loans payable	74,652	19,978
Current portion of convertible debt	243,176	-
Other current liabilities	55,687	52,628
Total current liabilities	656,156	318,115
Capital lease and other financing obligations, less current portion	376,848	253,945
Loans payable, less current portion	161,984	100,337
Senior notes	1,500,000	750,000
Convertible debt	691,520	916,337
Other liabilities	253,300	228,760
Total liabilities	3,639,808	2,567,494

Redeemable non-controlling interests	66,372	-

Common stock	47	46
Additional paid-in capital	2,417,781	2,341,586
Accumulated other comprehensive loss	(120,416)	(112,018)
Accumulated deficit	(272,905)	(349,099)
Total stockholders' equity	2,024,507	1,880,515

Total liabilities, redeemable non-controlling interests
and stockholders' equity	$5,730,687	$4,448,009

Ending headcount by geographic region is as follows:

Americas headcount	1,750	1,156
EMEA headcount	552	482
Asia-Pacific headcount	371	283
Total headcount	2,673	1,921

EQUINIX, INC.
SUMMARY OF DEBT OUTSTANDING
(in thousands)
(unaudited)

	September 30, 2011	December 31, 2010

Capital lease and other financing obligations	$ 388,215	$ 261,933

Paris IBX financing	40,054	-
ALOG financing	11,738	-
New Asia-Pacific financing	184,844	120,315
Total loans payable	236,636	120,315

Senior notes	1,500,000	750,000

Convertible debt, net of debt discount	934,696	916,337
Plus debt discount	85,040	103,399
Total convertible debt principal	1,019,736	1,019,736

Total debt outstanding	$ 3,144,587	$ 2,151,984

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Cash flows from operating activities:
Net income	$20,639	$30,733	$11,196	$76,517	$23,121
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, amortization and accretion	92,019	86,426	74,485	257,970	187,433
Stock-based compensation	19,207	18,318	16,950	53,060	50,020
Debt issuance costs and debt discount	8,207	8,325	7,160	23,816	19,403
Loss on debt extinguishment and interest rate swaps	-	-	-	-	4,831
Restructuring charges	1,587	103	1,886	2,186	6,243
Other reconciling items	711	3,074	894	5,348	2,162
Changes in operating assets and liabilities:
Accounts receivable	(9,989)	(19,409)	(6,729)	(26,299)	(38,486)
Deferred tax assets, net	1,760	(2,507)	3,442	4,893	7,721
Accounts payable and accrued expenses	32	4,082	(3,013)	(9,492)	16,047
Other assets and liabilities	7,697	11,203	6,992	11,989	(8,514)
Net cash provided by operating activities	141,870	140,348	113,263	399,988	269,981
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(677,229)	30,979	(115,554)	(648,435)	(68,256)
Purchase of ALOG, less cash acquired	-	(41,954)	-	(41,954)	-
Purchase of Switch and Data, less cash acquired	-	-	-	-	(113,289)
Purchase of Frankfurt IBX property	-	(9,042)	-	(9,042)	-
Purchase of Paris IBX property	-	-	-	(14,951)	-
Purchases of other property and equipment	(131,525)	(188,875)	(143,941)	(495,515)	(436,046)
Other investing activities	61	(845)	-	(94,922)	(916)
Net cash used in investing activities	(808,693)	(209,737)	(259,495)	(1,304,819)	(618,507)
Cash flows from financing activities:
Proceeds from employee equity awards	11,107	8,929	14,026	35,704	36,179
Proceeds from loans payable	12,718	55,264	16,853	90,635	115,811
Proceeds from senior notes	750,000	-	-	750,000	750,000
Repayment of capital lease and other financing obligations	(3,081)	(2,355)	(1,713)	(7,404)	(14,114)
Repayment of mortgage and loans payable	(11,171)	-	(11,049)	(21,273)	(469,077)
Debt issuance costs	(15,426)	-	(5)	(15,551)	(23,124)
Net cash provided by financing activities	744,147	61,838	18,112	832,111	395,675
Effect of foreign currency exchange rates on cash and cash equivalents	(4,673)	957	5,927	402	(4,056)
Net increase (decrease) in cash and cash equivalents	72,651	(6,594)	(122,193)	(72,318)	43,093
Cash and cash equivalents at beginning of period	297,872	304,466	511,342	442,841	346,056
Cash and cash equivalents at end of period	$370,523	$297,872	$389,149	$370,523	$389,149

Free cash flow (1)	$10,406	$(100,368)	$(30,678)	$(256,396)	$(280,270)

Adjusted free cash flow (2)	$10,406	$(49,372)	$(30,678)	$(190,449)	$(166,981)

(1)	We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$141,870	$140,348	$113,263	$399,988	$269,981
Net cash used in investing activities as presented above	(808,693)	(209,737)	(259,495)	(1,304,819)	(618,507)
Purchases, sales and maturities of investments, net	677,229	(30,979)	115,554	648,435	68,256
Free cash flow (negative free cash flow)	$10,406	$(100,368)	$(30,678)	$(256,396)	$(280,270)

(2)	We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate and acquisitions as presented below:

Free cash flow (as defined above)	$10,406	$(100,368)	$(30,678)	$(256,396)	$(280,270)
Less purchase of ALOG, less cash acquired	-	41,954	-	41,954	-
Less purchase of Switch and Data, less cash acquired	-	-	-	-	113,289
Less purchase of Frankfurt IBX property	-	9,042	-	9,042	-
Less purchase of Paris IBX property	-	-	-	14,951	-
Adjusted free cash flow (negative adjusted free cash flow)	$10,406	$(49,372)	$(30,678)	$(190,449)	$(166,981)

CONTACT:
Equinix Investor Relations Contacts:
Equinix, Inc.
Katrina Rymill, 650-598-6583
krymill@equinix.com
Jason Starr, 650-598-6020
jstarr@equinix.com
or
Equinix Media Contact:
LEWIS PR
Scott Blevins, 415-992-4400
equinixlewisus@lewispr.com